SETTLEMENT AGREEMENT AND
GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release (“Agreement”) is made and entered into as of October 16, 2008, by and between Ethos Environmental, Inc., a Nevada corporation, (“ETHOS”) and GreenBridge Capital Partners, IV, LLC, a Delaware limited liability company, (“GBCP”).  ETHOS and GBCP are sometimes referred to herein as “Party” or “Parties”.

RECITALS

The Parties execute this Agreement with reference to and in contemplation of the following facts:

1.           On August 7, 2007, Ethos entered into a Commercial Property Purchase Agreement and Joint Escrow Instructions (the “Property Sale Agreement”) with GBCP. The Property Sale Agreement provided for the sale of the Ethos’ facility (the “Premises”), located at 6800 Gateway Park Drive in San Diego, California, to GBCP for a price of $7,875,000 in cash (the “Purchase Price”).

2.           As part of the Property Sale Agreement, and in consideration of the Purchase Price, Ethos also entered into a Subscription Agreement (the “Subscription Agreement”) with GBCP for the sale of 2,500,000 shares of its common stock (the “Shares”) in a private placement. The Purchase Price was allocated as follows: (1) $5,875,000 to the purchase of the Premises and (2) $2,000,000 to the purchase of the Shares.

4.           Pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) between Ethos and GBCP executed simultaneously to the Subscription Agreement, Ethos agreed to register the Shares for resale under the Securities Act.

5.           The Registration Rights Agreement further provided that in the event that Ethos did not obtain a Notice of Effectiveness from the Securities and Exchange Commission ("SEC") registering the Shares for resale on or before February 15, 2008 (the "Filing Deadline"), GBCP would be entitled to a liquidated damages payment, subject to the terms and conditions of the Registration Rights Agreement, for each 30-day period after the Filing Deadline during which such registration statement has not been declared effective by the SEC.

6.           As of October 6, 2008, GBCP has received 2,265,428 shares of Ethos common stock per the terms of the Registration Rights Agreement, with such shares representing liquidated damages for the months of February, March, April and May 2008.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A. Payment.  ETHOS shall pay to GBCP 10,200,000 shares of Ethos common stock simultaneously to the execution of this Agreement.

B. Attorneys’ Fees.  In the event of any action or proceeding instituted between the Parties in connection with any breach of this Agreement, the prevailing Party shall be entitled to recover from the losing Party all of the prevailing Party’s litigation costs and expenses, including attorneys’ fees and non-statutory costs.

C. Each Party to Bear Previous Fees and Costs.  Except as otherwise set forth herein, each Party hereto shall be responsible for payment of its own attorneys’ fees, costs, and all other expenses incurred at any time with respect to the underlying action, subsequent discussions and negotiations, and the drafting of this Agreement.

D. No Waiver.  The waiver by any party of the performance of any covenant, condition, promise or breach shall not invalidate this Agreement, nor shall it waive that Party’s or any other Party’s right to future performance of such covenant, condition or promise.  The failure to pursue or the delay in pursuing any remedy or in insisting upon full performance any covenant, condition or promise shall not prevent a party from later pursuing remedies or insisting upon full performance for the same or similar defaults, breaches or failures.

E. Notices.  All notices, approvals, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall either be delivered in writing personally or sent by overnight mail delivery or sent by certified first class mail, postage prepaid, deposited in the United States mail, and properly addressed to the Party at its address below, or at any other address that such Party may designate by written notice to the other Parties, with copies to the counsel at the addresses shown below, or to such other counsel as the Parties may designate by written notice to the other Parties.  Notice shall be effective immediately upon personal delivery, after five (5) calendar days if made by regular mail or after two (2) business days if given by overnight mail or by facsimile.

If to ETHOS:	Ethos Environmental, Inc. Attn: Thomas Maher 6800 Gateway Park Drive San Diego, CA 92154 Fax: (619) 575-9300
If to GBCP:	GreenBridge Capital Partners, IV, LLC Attn: Corey P. Schlossmann 20130 Via Cellini Porter Ranch, CA 91326 Fax: (310) 820-5354

F. Mutual Release.  GBCP, on the one hand, and ETHOS, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all claims, causes of action, suits, proceedings, debts, contracts, controversies, claims and demands of any kind, nature or description, that were alleged, or could have been alleged, with respect to the Registration Rights Agreement and all related documents, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise.

G. Release of Unknown Claims Arising from Actions.  The Parties acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties expressly waive and relinquish any and all rights and benefits which they may have under, or which may be conferred upon them by the provisions of Section 1542 of the California Civil Code, as well as under any other similar state or federal statute or common law principle, with respect to all claims alleged, or that could have been alleged, with respect to the Registration Rights Agreement and all related documents.  The Parties acknowledge that such waiver shall not prevent the Parties from seeking damages against the other resulting from a breach of this Agreement.

H. Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

I. Future Actions.  The Parties hereto agree that, for their respective selves, heirs, executors and assigns, they will abide by this Agreement, which terms are meant to be contractual, and further agree that they will do such acts and prepare, execute and deliver such documents as may reasonably be required in order to carry out the purposes and intents of this Agreement.

J. Authority to Execute.  Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

K. Warranty Against Assignment.  The Parties represent and warrant to each other that they have not and will not encumber, assign or transfer or purport to encumber, assign or transfer, in whole or in part, to any person, firm or corporation whatsoever, any claim, debt, liability, demand, obligation, cost, expense, damage, action or cause of action herein released or settled.

L. Binding on Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Parties hereto and their respective heirs, executors, successors, and assigns.

M. Construction of Agreement.  The Parties and their counsel have reviewed and negotiated this Agreement, and the normal rule of construction to the effect that any ambiguities in an agreement are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

N. Headings.  Headings are informational only and shall not be used to interpret this Agreement.

O. Voluntary Agreement.  The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

P. Tax Consequences.  The Parties to this Agreement acknowledge and understand that there may be certain tax consequences which arise as a result of the execution and performance of this Agreement and, by executing this Agreement, each Party confirms that no other Party to this Agreement or any counsel has made any representations regarding such consequences.

Q. Severance.  If a provision of this Agreement is held to be illegal or invalid, such provision shall be (a) rewritten by the Court to be legal and valid so long as the rewritten provision remains consistent with the intent of the Parties expressed herein or (b) deemed to be severed and deleted.  Neither such revision nor such severance and deletion shall affect the validity of the remaining provisions.

R. Counterparts.  This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

S. Governing Law.  This Agreement shall be construed and enforced according to the laws of the State of California.

IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Ethos Environmental, Inc.

Dated: October 16, 2008	By:
Name: Thomas Maher
Title: Chief Financial Officer

GreenBridge Capital Partners, IV, LLC

Dated: October 16, 2008	By:	/s/
Name: Corey P. Schlossmann
Title: Managing Member